UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 7, 2012


                              SIGA RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

          NEVADA                      333-145879                74-3207964
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
     of Incorporation)               File Number)         Identification Number)

                                  PO BOX 541182
                                 Houston, Texas
                                   77254-1182
                    (Address of principal executive offices)

                             Telephone: 281-256-5417
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On November 7, 2012, the Company accepted the resignations of Edwin Morrow as Director and President and Robert Malasek as director and Secretary and in their place elected Bob Hogarth as President and Director and Richard W. Markle as Secretary, Treasurer, and Director. Edwin Morrow will continue to work for the company as an independent geological consultant.

As a consequence, the Board of Directors and Executive Officers of the Company are now comprised of the following:

         Name                           Position
         ----                           --------

     Bob Hogarth               President and a Director

     Richard W. Markle         Secretary, Treasurer, and a Director

BOB HOGARTH, AGED 66, has been appointed as our new President and as a member of our board of directors. Mr. Hogarth was the head professional golfer at the Royal Montreal Golf Course for the past 22 years, and has just recently retired from this post to manage the Company full-time. Mr. Hogarth, a resident of Beaconsfield, Quebec, was born in the interior of British Columbia and is looking forward to managing the Company's resource projects on a full-time basis.

RICHARD W. MARKLE, AGED 79, has been appointed as our new Secretary and Treasurer and as a member of of our board of directors. Mr. Markel has been a full-time securities and consumer law attorney since 1983. After receving an honoroable discharge from the US Army, he completed his Bachelor of Science at the State University of New York, and his Doctor of Jurisprudence at South Texas College of Law. He is a member of many professional organizations including the American Bar Association and the State Bar of Texas.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                SIGA RESOURCES INC.


Date: November 8, 2012                          /s/ Bob Hogarth
                                                --------------------------------
                                                Bob Hogarth

                                       2